Exhibit 10.5

REPLACEMENT

OPTION ROLLOVER AGREEMENT

(Canadian Employees)

AGREEMENT dated as of __________ (the “Agreement”) between CPI Holdco, Inc. (formerly CPI Acquisition Corp.), a Delaware corporation, (the “Company”), and the manager named on Schedule A (the “Manager”).

WHEREAS, as of January 23, 2004 (“Prior Date of Grant”), the Company granted to the Manager certain options (collectively, the “Prior Options”) in connection with the acquisition by the Company of Communications & Power Industries Holding Corporation (“CPI Holding”);

WHEREAS, the Prior Options were granted in exchange for certain options issued by CPI Holding;

WHEREAS, pursuant to the Prior Options, the Manager had the right to purchase the number of Shares set forth on Schedule A hereto under the heading “Shares Subject to Prior Option;”

WHEREAS, the exercise price of the Prior Options was as set forth on Schedule A hereto under the heading “Shares Subject to Prior Option;”

WHEREAS, as a result of a debt financing by the Company and a distribution being made to the stockholders of the Company, the Company desires to issue to the Manager the Options evidenced by this Agreement as the sole consideration for the disposition of the Prior Options;

WHEREAS, the aggregate of the excess of the fair market value of the Shares subject to the Options over the exercise price of the Options is equal to the aggregate of the excess of the fair market value of the Shares subject to the Prior Options over the exercise price of the Prior Options;

WHEREAS, the issuance of the Options as the sole consideration for the disposition of the Prior Options is in accordance with the provisions of Section 7(1.4) of the Income Tax Act of Canada;

NOW THEREFORE, in consideration of the foregoing, and the covenants and promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto agree as follows:

1.             In consideration for the disposition of the Prior Options, the Company is issuing to the Manager options (the “Options”) to purchase the number of shares of common stock of the Company set forth under the heading “Shares Subject to New Options” for the exercise price per share set forth under such heading.  Each Option shall be subject to the same terms and conditions as the corresponding Prior Option, except that the restrictions on exercise in Paragraph 2 of the agreement governing the Prior Options shall no longer apply and the parties acknowledge that there is no further requirement to issue the options referred to in the proviso clause of the last sentence of Paragraph 3 of the agreement governing the Prior Options.  The shares of Company common stock issued upon exercise of the Options will be subject to the terms and conditions of the Management Stockholders Agreement dated as of January 23, 2004 among the Company and the other parties thereto.

2.             This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.             This Agreement is being entered into, and the Options issued hereunder are being granted, in consideration of the disposition of the Prior Options and the agreement evidencing such Prior Options.  As of the date hereof, the Prior Options and such agreement shall be cancelled and shall be of no force and effect.

4.             This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

[SIGNATURE PAGES FOLLOW THIS PAGE]

[CPI HOLDCO, INC. SIGNATURE PAGE –
REPLACEMENT OPTION ROLLOVER AGREEMENT]

CPI HOLDCO, INC.

By:

Name:
Title:

[MANAGER SIGNATURE PAGE –
REPLACEMENT OPTION ROLLOVER AGREEMENT]

By:

Name: